Exhibit 99.1

Issuer Direct Reports Forth-Quarter and Fiscal Year 2010 Results

MORRISVILLE, N.C., March 1, 2011 (GLOBE NEWSWIRE) -- Issuer Direct Corporation (OTCBB: ISDR- News), a market leader and innovator of unified regulatory, disclosure and compliance solutions, today reported financial results for the fourth quarter and year ended December 31, 2010. Additionally, the company anticipates filing its annual report including its financials in eXtensible Business Reporting Language (XBRL) with the Securities and Exchange Commission after market close today.

Highlights for the fourth quarter and year ended 2010 include:

•	Increased year over year revenue by 105%.
•	Revenue for the fourth quarter of 2010 increased by 53% as compared to the same period of 2009.
•	Non-GAAP net income increased by 27% during the year ended December 31, 2010 as compared to the same period of 2009.
•	More than tripled cash reserves for the period ended December 31, 2010 as compared to December 31, 2009.
•	In the fourth quarter of 2010, the company received signed contracts for XBRL related services for the 2011 reporting year of approximately $475,000.

Financial Results

For the year ended December 31, 2010, Issuer Direct achieved revenue of $3,860,513 compared to $1,885,232 during the year ended December 31, 2009.  The increase in revenue during the year ended December 31, 2010 is primarily due to a large print and fulfillment project that was successfully executed in the mutual fund market during the second quarter of 2010 and the continued growth of the Company’s transfer agent business.

For the quarter ended December 31, 2010, Issuer Direct achieved revenue of $491,791 compared to $320,455 in the same period of 2009.  The increase in revenue during the fourth quarter of 2010 as compared to the same period of 2009 is primarily due to the continued growth of the Company’s transfer agent and shareholder communication services.

Gross profit for the year ended December 31, 2010 was $1,351,097 compared to $1,098,599 for the same period of 2009.  The Company reported net income of $429,406, or $0.02 per share, as compared to $274,174, or $0.02 per share for the same period of 2009.  Net income for 2010 included a deferred tax benefit of $220,800 recognized in the fourth quarter of 2010.

"The fourth quarter of 2010 marked a strong finish to what was a record year for Issuer Direct in virtually all respects," said Chief Executive Officer, Brian Balbirnie. "The success of the Company's growth is due largely in part to our brands iFUND, iProxy and Direct Transfer expansion in the market. We should see continued success from these brands as well as our financial reporting business where we have a moderate XBRL tagging backlog that should be recognized throughout the coming fiscal year.”

At the close of the fiscal 2010, Issuer Direct had a backlog of $475,000, a definite boost from backlog of $200,000 at the end of fiscal 2009. The backlog at the end of fiscal 2010 is directly attributable to the SEC’s new regulatory requirement referred to as interactive data or XBRL. For the majority of public companies Issuer Direct serves, eXtensible Business Reporting Language or (XBRL) will be required during 2011 beginning in the quarter ended June 30. This will result in a significant increase in reporting revenues from financial tagging and consulting engagements. Also consistent with past practice, the Company’s backlog figures are not intended to constitute the entire amount of revenue expected to be recognized in future periods, as the Company’s business includes other revenue sources in addition to those quantified in its backlog.

Non-GAAP results

The Company reported non-GAAP net income during the year ended December 31, 2010 of $395,014, or $0.02 per share, as compared to non-GAAP net income of $311,507, or $0.02 per share in the same period of 2009.  Please refer to the attached reconciliations of non-GAAP financial measures referred to in this release to the most directly comparable GAAP measures.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations.  The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.

About Issuer Direct Corporation:

Issuer Direct Corporation ("IDC") is a market leader and innovator in public company products and services. As an issuer services focused company, Issuer Direct alleviates the complexity of maintaining compliance through integrated products and services that help companies produce and distribute their financial and business communications both online and in print. As a shareholder compliance company, Issuer Direct is dedicated to assisting corporate issuers in an ever-changing regulatory environment and to comply with the myriad of rules imposed by regulatory bodies.

The Issuer Direct logo is available at https://www.issuerdirect.com/upload/logo4.jpg

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. We disclaim any intention to, and undertake no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact our forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2010, including but not limited to the discussion under "Risk Factors" therein, filed with the SEC, which you may view at http://www.sec.gov.

Contact:
Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2010 AND 2009

	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$504,713	$146,043
Accounts receivable (net of allowance for doubtful accounts of $56,024 and $16,785, respectively)	175,336	152,069
Security deposits -current	-	6,242
Deferred income tax asset – current	102,400	-
Other current assets	16,581	19,201
Total current assets	799,030	323,555
Furniture, equipment and improvements, net	53,375	21,087
Deferred income tax asset – noncurrent	118,400	-
Other long-term assets	15,576	-
Intangible assets (net of accumulated amortization of $55,166 and $67,833, respectively)	93,029	120,363
Total assets	$1,079,410	$465,005

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable - trade	$65,570	$51,715
Accrued expenses	34,918	59,810
Deferred revenue	51,382	-
Notes payable – related party	-	73,525
Total current liabilities	151,870	185,050
Other long term liabilities	19,810	-
Total liabilities	171,680	185,050
Commitments (see Note 8)*
Stockholders' equity:
Preferred stock, $1.00 par value, 30,000,000 shares authorized Series A, 60 shares designated, 0 and 5 shares issued and outstanding, respectively	-	5
Series B, 476,200 shares designated; no shares issued and outstanding	-	-
Common stock $0.001 par value, 100,000,000 shares authorized, 17,685,312 and 16,826,342 shares issued and outstanding, respectively	17,685	16,826
Additional paid-in capital	1,661,212	1,463,697
Accumulated deficit	(771,167)	(1,200,573)
Total stockholders' equity	907,730	279,955
Total liabilities and stockholders’ equity	$1,079,410	$465,005

* Contained in the Companies financial statements on form 10-K

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2010	2009

Revenues	$3,860,513	$1,885,232
Cost of services	2,509,416	786,633
Gross profit	1,351,097	1,098,599
Operating costs and expenses:
General and administrative	742,173	537,604
Sales and marketing	337,848	247,887
Impairment charges	4,000	-
Depreciation and amortization	39,172	38,246
Total operating costs and expenses	1,123,193	823,737
Operating income	227,904	274,862
Other income (expense):
Interest expense, net	(19,298)	(688)
Total other income (expense)	(19,298)	(688)
Net income before taxes	208,606	274,174
Income tax benefit	220,800	-
Net income	$429,406	$274,174
Income per share – basic and diluted	$0.02	$0.02

Weighted average number of common shres outstanding – basic	17,407,097	17,014,713
Weighted average number of common shares outstanding – diluted	17,603,391	17,061,729

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years ended December 31,
	2010	2009
Cash flows from operating activities
Net income	$429,406	$274,174
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	51,446	61,340
Depreciation and amortization	39,172	38,246
Deferred income taxes	(220,800)	—
Impairment charges	4,000	—
Non-cash interest expense	34,178	—
Stock-based expenses	116,245	10,000
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(74,713)	(47,728)
Decrease (increase) in deposits and prepaids	(6,714)	(14,347)
Increase (decrease) in accounts payable	13,856	(91,844)
Increase (decrease) in deferred revenue	51,382	—
Increase (decrease) in accrued expenses	8,839	(43,240)
Net cash provided by operating activities	446,297	186,601

Cash flows from investing activities
Purchase of property and equipment	(48,127)	(16,014)
Net cash used by investing activities	(48,127)	(16,014)

Cash flows from financing activities
Repurchase of common and preferred stock	(39,500)	(10,083)
Payments of notes payable	—	(64,828)
Net cash used by financing activities	(39,500)	(74,911)

Net change in cash	358,670	95,676
Cash – beginning	146,043	50,367
Cash – ending	$504,713	$146,043

Supplemental disclosures:
Cash paid for interest	$518	$1,192
Cash paid for income taxes	$—	$—
Non-cash investing and financing activities:
Retirement of treasury shares	$—	$10,083
Cancellation of common shares	$—	$4,236
Issuance of common shares for redemption of preferred shares	$—	$20
Accrued expenses settled by issuance of common shares	$—	$25,000
Related party notes payable and accrued interest converted to common shares	$59,666	$—
Related party notes payable and accrued interest converted to preferred shares	$27,780	$—

ISSUER DIRECT CORPORATION
RECONCILATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Year Ended December 31,
	2010		2009
	Amount	Per diluted share	Amount	Per diluted share
Net income	$429,406	$0.02	$274,174	$0.02
Adjustments:
Amortization of intangible assets and impairment charges (1)	27,333	0.00	27,333	0.00
Stock based compensation (2)	116,245	0.01	10,000	0.00
Moving expenses (3)	8,652	0.00	-	-
Non-cash interest expense (4)	34,178	0.00	-	-
Income tax benefit (5)	(220,800)	(0.01)	-	-
Non-GAAP net income	$395,014	$0.02	$311,507	$0.02

(1)	The adjustments represent the amortization and impairment of intangible assets related to acquired companies.

(2)	The adjustments represent stock-based compensation expense recognized related to awards of stock options or common stock in exchange for services.

(3)	The adjustments represent moving expenses incurred related to the relocation to our new headquarters in September 2010.

(4)
The adjustments represent non-cash interest expense incurred upon the conversion of notes payable into shares of the company for the value of the shares received in excess of the carrying value of the notes payable and accrued interest.

(5)	The adjustment represents a deferred tax benefit recognized at the end of 2010 as we reduced the valuation allowance on our deferred tax asset.